The following is a transcription of Chairman, President and CEO Jeffrey Keebler's video message prepared by MGE Energy, Inc., and posted at mgeenergy.com on or about March 31, 2021, and at proxyvote.com on March 31, 2021.

A proxy statement has been filed with the Securities and Exchange Commission and is available for free at the Commission's website at sec.gov. The proxy statement is being mailed on or about March 31, 2021, to shareholders. Shareholders are urged to read the proxy statement as it contains important information. The proxy statement provides information regarding the participants in the solicitation.

Powering Forward Sustainably

Hello, I'm Jeff Keebler, Chairman President and CEO of MGE and MGE Energy.

This past year has been one with unique challenges. The COVID-19 pandemic has impacted our lives in many different ways.

Your community energy company has been able to continue our record of safe, reliable, affordable and sustainable service to our customers despite the challenges of the past year.

We have taken significant steps on our path towards net-zero carbon electricity. MGE was one of the first utilities in the country to commit to net-zero carbon by 2050.

Last fall, the UW-Madison Nelson Institute for Environmental Studies released its analysis of our net-zero goal. The independent analysis determined our goal is aggressive… and consistent with the latest climate science to limit global warming to 1.5 degrees Celsius by mid-century.

We are powering forward—sustainably—investing to grow both shareholder and customer value.

•We're working towards our aggressive carbon reduction goals by helping customers become more energy efficient.

•We're enabling new technologies to benefit all our customers while maintaining our top-notch reliability.

•And we're cost-effectively decarbonizing our generation.

•In 2020, we grew our renewable energy portfolio throughout Wisconsin.

•Our Two Creeks Solar project in northeastern Wisconsin came online to provide energy to thousands of MGE households.

•In December, a 9-megawatt solar array at the Dane County Regional Airport came online to help the County meet its sustainability goals.

•Our 5-megawatt Morey Field Solar array in Middleton began serving customers in August. It serves residential and business customers who participate in our community solar program. It also helps power the City of Middleton and the local school district under Renewable Energy Rider agreements.

•And, the Badger Hollow Solar Farm is under construction west of Madison. It will deliver 100 megawatts of energy to all of our customers.

We're also building a 20-megawatt solar array near Madison to serve several large customers, and we announced plans to help power the City of Madison and local schools with an 8-megawatt array.

But, we're not done yet – we continue to grow our renewable investments and transition away from coal.

Earlier this year, we announced plans to retire the coal-fired Columbia power plant ahead of schedule. MGE is a minority owner of the plant.

We're on pace to reduce our carbon emissions at least 65% by 2030, and since announcing our Energy 2030 Framework, we're on pace to grow our owned renewable capacity by 675% by the end of next year.

One of the most common questions we hear is how will you achieve net-zero carbon by 2050?

Our strategies are the same as those identified by climate scientists.

We will get there by working with our customers, communities and other partners to:

•decarbonize our electric generation,

•engage our customers further in energy efficiency, and

•electrify transportation.

We also continue to enable new technologies such as battery storage to help meet customers' needs and to optimize grid resources.

We announced in February plans for partial ownership of the Paris Solar-Battery Park, a 200-megwatt solar project with 110 megawatts of battery storage.

Consistent Financial Performance

Our sustainability strategy is our business strategy.

In 2020, our shareholders saw another year of dividend increases…marking 45 consecutive years of increases and more than 110 years of dividend payments.

No other Wisconsin utility or utility holding company matches our history of dividend increases.

We've also seen a strong cumulative total return, which is a combination of stock price appreciation and reinvested dividends. In the last five years, our annualized total return was nearly 11%.

In November of last year, MGE Energy was awarded the Edison Electric Institute Index Award in the small capitalization category. The annual award for investor-owned electric utilities is presented to EEI member companies that have achieved the highest total shareholder return in their category for a five-year period. And we maintain the highest credit ratings of any investor-owned combination utility in the nation.

Responsibility, Reliability and Resiliency

Ensuring electric and natural gas reliability for our customers is a top priority for Madison Gas and Electric.

On average, our electric customers experience one power outage every four years. The national average is more than five outages every four years for customers.

Our philosophy of working together – with our shareholders, our employees and our customers – is key to meeting our responsibility as a critical services provider—and to powering forward—sustainably.

March 31, 2021, MGE Energy YouTube Video

https://www.youtube.com/watch?v=n3CaIC3KnKI

www.mgeenergy.com